Exhibit 99.1

CONSENT OF JAMES K. HUNT

Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the Registration Statement on Form S-1 (No. 333-186495) (the “Registration Statement”) of PennyMac Financial Services, Inc. (the “Company”), the undersigned hereby consents to being named and described as a prospective director in the Registration Statement and any amendment or supplement to any prospectus included in such Registration Statement, and any amendment to such Registration Statement, and to the filing or attachment of this consent with such Registration Statement and any amendment or supplement thereto.

	Signature:	/s/ James K. Hunt
	Name:	James K. Hunt
Dated: April 22, 2013